Exhibit 99.1

Altiris Reports Financial Results for First Quarter of Fiscal Year 2005

SALT LAKE CITY – April 25, 2005 – Altiris, Inc. (Nasdaq: ATRS), a pioneer of IT lifecycle management solutions that reduce the total cost of owning information technology, today announced financial results for the first quarter ended March 31, 2005.

For the first quarter, the Company reported total revenue of $46.9 million, an increase of 25 percent over $37.4 million reported in the first quarter of 2004. Net income for the first quarter of 2005 was $2.4 million, or $0.09 per diluted share, including charges of $1.8 million for the amortization of acquired intellectual property, $937,000 for amortization of intangible assets, $1.6 million for the write-off of in-process research and development, and $54,000 in stock-based compensation. This compares to net income of $3.1 million, or $0.11 per diluted share, reported in the first quarter of 2004, which includes $1.0 million for the amortization of acquired intellectual property, $664,000 for amortization of intangible assets, and $158,000 in stock-based compensation.

On a pro forma basis, the Company reported net income of $5.0 million, or $0.18 per diluted share, for the first quarter of 2005, excluding the above-mentioned charges and applying a tax rate of 35 percent. This compares to pro forma net income of $4.6 million, or $0.17 per diluted share, reported in the first quarter of 2004.

Altiris generated approximately $12.4 million in cash from operations and closed the quarter with $126 million in cash and marketable securities.

“In the first quarter we continued to have good progress with customers, partners and products,” commented Greg Butterfield, chairman and CEO of Altiris. “We closed 65 percent of our business from existing customers while winning major deals with new customers. We had a strong quarter through our VAR and systems integrator channels and are gaining access to new customers as a result of our broadening range of solutions. We continue to believe that we have a strong long-term value proposition and that we are uniquely positioned in our market.

“However, closure rates on larger transactions did lengthen and we experienced sluggish technology spending, particularly in Europe. In addition our financial results were impacted by higher than planned costs, primarily related to compliance and legal issues. While we are somewhat disappointed by these results, we are pleased with our strategic progress.”

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s first quarter results on Monday, April 25 beginning at 5:00 p.m. Eastern Time. A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=131071&p=irol-irhome. For those unable to listen to the live Webcast, a replay of the call will also be available on the Altiris Website, or by dialing 800-405-2236 and entering passcode 11028031.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call and Webcast to be broadcast on April 25, 2005 as described above, we use or plan to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying tables and on the Investor Relations Section of our website at www.altiris.com. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. We compute pro forma net income by adjusting GAAP net income before taxes for amortization of acquisition-related intellectual property, amortization of other acquired intangible assets such as customer lists and work force and stock-based compensation. In addition, we used a pro-forma tax rate of 35 percent for the first quarters of 2005 and 2004. This compares to a GAAP effective tax rate for the same quarters of 27 percent and 40 percent, respectively.

About Altiris

Altiris, Inc. is a pioneer of IT lifecycle management software that allows IT organizations to easily manage desktops, notebooks, thin clients, handhelds, industry-standard servers, and heterogeneous software including Windows, Linux and UNIX. Altiris automates and simplifies IT projects throughout the life of an asset to reduce the cost and complexity of management. Altiris client and mobile, server, and asset management solutions natively integrate via a common Web-based console and repository. For more information, visit www.altiris.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding positive customer, partner and product momentum, access to new customers through a broadening range of solutions, and our long-term value proposition and unique position in the market. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, fluctuations in our future quarterly revenue and operating results, slower than expected closure rates on larger transactions, sluggish technology spending, any deterioration of our relationships with HP, Dell, Fujitsu Siemens Computers, Microsoft and other OEMs, VARs, systems integrators, and direct sales channels, our inability to compete effectively in the market, increased competition, our inability to manage expenses, uncertainty relating to the results or expenses associated with ongoing litigation, disruptions in our business and operations as a result of acquisitions, difficulties and delays in product development, a general downturn in economic conditions, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, reduced market acceptance of our products and services, unfavorable litigation results, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, our inability to implement and maintain adequate internal systems and effective internal control over financial reporting, changes in relevant accounting standards and securities laws and regulations, and such other risks as identified in our Annual Report on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

(TABLES TO FOLLOW)

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Altiris contact:	Investor contacts:

Susan Richards	Erica Abrams, VanessaLehr
Altiris Inc.	The Blueshirt Group for Altiris
801-805-2783	415-217-7722
srichards@altiris.com	erica@blueshirtgroup.com
vanessa@blueshirtgroup.com

Altiris, Inc.

Consolidated Balance Sheets

(in 000’s)

	March 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and marketable securities	$126,218	$183,447
Accounts receivable, net	37,999	40,056
Prepaid expenses and other current assets	3,482	4,171
Deferred tax asset	1,077	1,757

Total current assets	168,776	229,431

Property and equipment, net	6,268	5,713
Intangible assets, net	42,930	26,516
Goodwill	66,008	16,425
Other assets	294	157

Total Assets	$284,276	$278,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$1,069	$994
Accounts payable	3,891	2,661
Accrued salaries and benefits	8,886	12,106
Other accrued expenses	11,728	13,951
Deferred revenue	40,583	38,007

Total current liabilities	66,157	67,719

Capital lease obligations, net of current portion	1,013	871
Other accrued expenses, non-current	57	—
Deferred tax liability, non-current	1,877	2,755
Deferred revenue, non-current	4,393	4,689

Total liabilities	73,497	76,034

Stockholders’ equity:
Common stock	3	3
Additional paid in capital	201,377	194,789
Deferred compensation	(197)	(255)
Accumulated other comprehensive income	(49)	444
Retained earnings	9,645	7,227

Total stockholders’ equity	210,779	202,208

Total liabilities and stockholders’ equity	$284,276	$278,242

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended March 31
	2005	2004
Revenue:
Software	$28,726	$24,717
Services	18,206	12,695

Total revenue	46,932	37,412

Cost of revenue:
Software	152	321
Amortization of acquired intellectual properties	1,817	1,048
Services	5,964	4,204

Total cost of revenue	7,933	5,573

Gross profit	38,999	31,839

Operating expenses:
Sales and marketing	17,542	15,096
Research and development	9,511	7,891
General and administrative	6,048	3,067
Amortization of intangible assets	937	664
Write-off of in-process research and development	1,600	—
Stock-based compensation	54	158

Total operating expenses	35,692	26,876

Income from operations	3,307	4,963

Other income, net	12	221

Income before income taxes	3,319	5,184

Provision for income taxes	(901)	(2,091)

Net income	$2,418	$3,093

Basic net income per share	$0.09	$0.12

Diluted net income per share	$0.09	$0.11

Basic shares	27,295	26,108

Diluted shares	28,303	27,540

PRO FORMA ADJUSTMENTS
GAAP income before income taxes	$3,319	$5,184

Add back:
Amortization of acquired intellectual properties	1,817	1,048
Amortization of intangible assets	937	664
Write-off of in-process research and development	1,600	—
Stock-based compensation	54	158

Pro forma income before income taxes	7,727	7,054

Pro forma provision for income taxes (35%)	(2,704)	(2,469)

Pro forma net income	$5,023	$4,585

Pro forma net income per share:
Basic	$0.18	$0.18

Diluted	$0.18	$0.17

Shares used to compute pro forma net income per share:
Basic	27,295	26,108

Diluted	28,303	27,540